Exhibit 99.1

STONEMOR INC. ADDRESSES NYSE LISTING STANDARDS

TREVOSE, PA – April 20, 2020 – StoneMor Inc. (NYSE: STON) (“StoneMor” or the “Company”), a leading owner and operator of cemeteries and funeral homes, announced today that it received notification from the New York Stock Exchange ("NYSE") on April 14, 2020 that the Company is no longer in compliance with the NYSE continued listing criteria that requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period. The Company is in compliance with all other NYSE continued listing standard rules.

The NYSE notification does not affect StoneMor’s business operations or its Securities and Exchange Commission reporting requirements, nor does it conflict with or cause an event of default under the Company’s indenture agreement.

Under NYSE’s rules, the Company has a period of six months from receipt of the notice to regain compliance with the NYSE’s minimum share price requirement. The Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing requirements. The Company intends to regain compliance with the NYSE’s listing standards, and as required by the NYSE, the Company intends to respond to the NYSE within ten business days with respect to its intent to cure the deficiency.

About StoneMor Inc.

StoneMor Inc., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 320 cemeteries and 90 funeral homes in 27 states and Puerto Rico.

StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc. please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the Company’s communications with the NYSE and actions it may take to cure the non-compliance with the NYSE minimum share price requirement, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with current business and economic disruptions resulting from the recent coronavirus pandemic, including the effect of government regulations issued in connection therewith, uncertainties regarding whether the Company’s common stock will trade at prices that exceed the NYSE minimum share requirement and the related risk that the NYSE could initiate proceedings to delist the common stock from trading on the NYSE, the Company’s ability to identify, and negotiate acceptable agreements with, purchasers of additional properties, uncertainties associated with the cash flow from pre-need  and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections and service its debt, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

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